Exhibit 99.1

NEWS RELEASE

2108 East South Boulevard                                          Montgomery, Alabama 36116                                         Telephone 334-288-3900

FINANCIAL CONTACT:	MEDIA CONTACT:
Stephen G. Rutledge Senior Vice President, CFO and Chief Investment Officer (334)613-4500	David Rickey Vice President – Public Relations (334) 613-4034

ALFA CORPORATION REPORTS FIRST QUARTER 2006 RESULTS

Montgomery, Alabama (April 25, 2006) — Alfa Corporation (Nasdaq/NM:ALFA) today announced financial results for the three months ended March 31, 2006. Operating income for the quarter was $20,055,079, or $0.25 per diluted share, compared with operating income of $20,844,146, or $0.26 per diluted share for the first quarter of 2005, a decrease of 4.3% on a per share basis. Net income, which includes net realized investment gains, was $20,137,442, or $0.25 per diluted share, for the first quarter of 2006, compared with $21,570,344, or $0.27 per diluted share in 2005, a per share decrease of 7.2%. Premiums and policy charges for the first quarter of 2006 increased 10.3% to $168,994,463.

As previously announced, Alfa’s results for the first quarter of 2006 were affected by losses from a series of thunderstorms that struck Alabama. These thunderstorms produced wind and hail, which caused damage to both automobiles and homes, generating claims of more than $15.2 million for the Alfa Group. The impact of these claims on Alfa Corporation’s first quarter earnings, after reinsurance and taxes, was $0.08 per diluted share compared with storm losses of $0.09 per diluted share in the first quarter of 2005 from the same of type weather-related events.

In addition, Alfa Corporation adopted the requirements of FASB Statement No. 123R, Accounting For Stock-Based Payments, in the first quarter using a modified version of the prospective application. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. Under the prospective method, share-based compensation of $1,190,000, or $0.01 per diluted share, was recognized in the first quarter of 2006. Prior to adoption, share-based compensation was recognized when options were exercised.

Alfa’s Chairman, President and Chief Executive Officer, Jerry A. Newby, said, “We had solid performance in the first quarter despite challenges resulting from thunderstorms that occurred in January and March. These losses were somewhat offset by an outstanding core loss ratio of 55.6%. We continue to experience good top-line growth as a result of strong increases in premium from Alfa Vision Insurance together with steady growth in our core states. We believe these results have laid a good foundation for the remainder of 2006.”

Alfa Corporation will host a conference call on Wednesday, April 26, at 10:30 a.m. Eastern time. Investors and other interested parties may access the teleconference by calling 1-800-289-0730 or via links located on Alfa’s web site: www.alfains.com. A 30-day Internet replay of the call will also be available from Alfa’s web site using the same link.

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Alfa Corporation Reports First Quarter Results

April 25, 2006

Alfa Corporation is engaged in insurance and financial activities through its subsidiaries. The common stock of Alfa Corporation is traded on the Nasdaq Stock Market’s National Market under the symbol ALFA.

The associated investor supplement package for the first quarter ended March 31, 2006, may be found by clicking on the web cast link in the “Invest in Alfa” section of Alfa’s web site and is also available at: http://www.irinfo.com/alfa/1q06fss.pdf.

Investors are cautioned that statements in this press release which relate to the future are, by their nature, uncertain and dependent upon numerous contingencies – including political, economic, regulatory, climatic, competitive, legal, and technological – any of which could cause actual results and events to differ materially from those indicated in such forward-looking statements. Additional information regarding these and other risk factors and uncertainties may be found in Alfa Corporation’s filings with the Securities and Exchange Commission.

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ALFA Reports First Quarter Results

April 25, 2006

ALFA CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended March 31,			Statistics
	2006	2005	% Change	2006	2005
Revenues
Premiums - Property and Casualty Insurance	147,415,932	132,781,029	11.02
Premiums - Life Insurance	11,745,853	11,090,951	5.90
Policy Charges - Life Insurance	9,832,678	9,329,426	5.39
Net Investment Income	23,975,664	22,980,327	4.33
Other Income	7,369,745	7,089,077	3.96

Total Revenues	200,339,872	183,270,810	9.31

Benefits and Expenses
Benefits & Settlement Expenses	118,819,689	111,728,580	6.35	59.31	60.96
Dividends to Policyholders	1,115,000	1,077,474	3.48	0.56	0.59
Amortization of Deferred Policy Acquisition Costs	30,724,622	25,836,126	18.92	15.34	14.10
Other Operating Expenses	22,037,491	17,296,554	27.41	11.00	9.44

Total Expenses	172,696,802	155,938,734	10.75	86.20	85.09

Income Before Provision for Income Taxes	27,643,070	27,332,076	1.14	13.80	14.91
Provision For Income Taxes	7,587,991	6,487,930	16.96	27.45	23.74

Operating Income	20,055,079	20,844,146	(3.79)
Realized Investment Gains, Net of Tax	82,363	726,198	(88.66)

Net Income	20,137,442	21,570,344	(6.64)

Operating Income Per Share - Basic	0.25	0.26	(3.95)

Operating Income Per Share - Diluted	0.25	0.26	(4.31)

Net Income Per Share - Basic	0.25	0.27	(6.80)

Net Income Per Share - Diluted	0.25	0.27	(7.15)

Dividends Per Share	0.1000	0.0875	14.29

Average Shares Outstanding - Basic	80,301,335	80,165,952	0.17

Average Shares Outstanding - Diluted	81,122,521	80,680,958	0.55

Management believes that operating income and operating income per share, non-GAAP financial measures, serve as meaningful tools for assessing the profitability of the Company’s ongoing operations. Operating income is defined by the Company as net income excluding realized investment gains and losses, net of applicable taxes. Operating income per share represents operating income divided by the weighted average shares outstanding for the reporting period. Management uses operating income and operating income per share as measures of the Company’s ongoing profitability since they eliminate the effect of securities market volatility from earnings.

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ALFA Reports First Quarter Results

April 25, 2006

ALFA CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

	(Unaudited) March 31, 2006	December 31, 2005 (1)	% Change
Assets
Investments:
Fixed Maturities Held for Investment, at amortized cost (fair value $87,369 in 2006 and $93,578 in 2005)	$83,152	$88,330	-5.86%
Fixed Maturities Available for Sale, at fair value (amortized cost $1,437,847,139 in 2006 and $1,394,823,078 in 2005)	1,439,962,345	1,419,708,095	1.43%
Equity Securities Available for Sale, at fair value (cost $99,985,591 in 2006 and $96,668,040 in 2005)	113,497,378	107,020,104	6.05%
Policy Loans	63,473,011	62,101,204	2.21%
Collateral Loans	127,461,200	124,667,449	2.24%
Commercial Leases	2,048,221	2,515,084	-18.56%
Other Long-Term Investments	86,042,756	61,961,072	38.87%
Other Long-Term Investments in Affiliates	136,552,712	138,457,224	-1.38%
Short-Term Investments	85,150,745	84,861,880	0.34%

Total Investments	2,054,271,520	2,001,380,442	2.64%
Cash	24,412,505	37,228,639	-34.43%
Accrued Investment Income	16,942,006	16,858,408	0.50%
Accounts Receivable	85,195,001	72,622,465	17.31%
Reinsurance Balances Receivable	5,623,630	6,648,204	-15.41%
Deferred Policy Acquisition Costs	215,449,330	204,253,919	5.48%
Goodwill	13,924,306	13,924,306	0.00%
Other Intangible Assets (net of accumulated amortization of $854,250 in 2006 and $683,400 in 2005)	8,253,750	8,424,600	-2.03%
Other Assets	23,132,176	20,478,836	12.96%

Total Assets	$2,447,204,224	$2,381,819,819	2.75%

Liabilities and Stockholders’ Equity
Policy Liabilities and Accruals - Property and Casualty Insurance	$164,818,022	$159,639,886	3.24%
Policy Liabilities and Accruals - Life Insurance Interest-Sensitive Products	627,494,720	600,994,074	4.41%
Policy Liabilities and Accruals - Life Insurance Other Products	197,547,240	197,140,294	0.21%
Unearned Premiums	240,469,395	220,456,047	9.08%
Dividends to Policyholders	11,576,381	11,662,085	-0.73%
Premium Deposit and Retirement Deposit Funds	5,395,129	5,741,071	-6.03%
Deferred Income Taxes	24,589,027	29,118,958	-15.56%
Other Liabilities	98,647,834	74,147,175	33.04%
Due to Affiliates	16,949,199	22,249,975	-23.82%
Commercial Paper	205,174,150	213,790,443	-4.03%
Notes Payable	70,000,000	70,000,000	0.00%
Notes Payable to Affiliates	23,688,417	20,887,635	13.41%

Total Liabilities	1,686,349,514	1,625,827,643	3.72%

Commitments and Contingencies
Stockholders’ Equity :
Preferred Stock, $1 par value Shares authorized: 1,000,000 Issued: None	—	—	0.00%
Common Stock, $1 par value Shares authorized: 110,000,000 Issued: 83,783,024 Outstanding: 80,325,651 in 2006 and 80,284,018 in 2005	83,783,024	83,783,024	0.00%
Capital in Excess of Par Value	24,128,855	21,171,462	13.97%
Accumulated Other Comprehensive Income (unrealized gains on securities available for sale, net of tax of $11,561,438 in 2006 and $22,105,684 in 2005; unrealized gains (losses) on interest rate swap contract, net of tax of $200,823 in 2006 and ($11,265) in 2005; unrealized (losses) on other long-term investments, net of tax of ($617,351) in 2006 and ($394,560) in 2005)	11,144,910	21,699,859	-48.64%
Retained Earnings	679,641,843	667,535,056	1.81%
Treasury Stock, at cost (shares, 3,457,373 in 2006 and 3,499,006 in 2005)	(37,843,922)	(38,197,225)	-0.92%

Total Stockholders’ Equity	760,854,710	755,992,176	0.64%

Total Liabilities and Stockholders’ Equity	$2,447,204,224	$2,381,819,819	2.75%

Book Value per share	$9.47	$9.42

(1)	Derived from audited financial statements

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Corporate Communications, Inc.

523 Third Avenue South (Zip 37210)

Post Office Box 101190

Nashville, Tennessee 37224

615-254-3376 Phone

615-254-3420 Fax	CorporateCommunications

TO:	Members of the Investment Community

FROM:	Eddie Jones

RE:	ALFA CORPORATION First-quarter Conference Call Invitation

DATE:	April 25, 2006

Attached is the first-quarter press release issued today by Alfa Corporation (Nasdaq:ALFA). This is being sent to you in preparation for tomorrow’s conference call:

The conference call is scheduled for Wednesday, April 26, at 10:30 a.m. Eastern time

(9:30 a.m. Central — 7:30 a.m. Pacific).

We have set up a special number for you to call for this conference:

— 800-289-0730 —

Confirmation Code: 7141133

Please plan to call at least ten minutes prior to the designated time so that management can begin promptly.

Alfa’s conference call also will be available live via Internet simulcast; a rebroadcast of the call will be available for 30 days. The links for both the simulcast and replay will be available at the Company’s Website, www.AlfaIns.com or from www.earnings.com.

A telephonic replay will be available about two hours after the call ends and run through the end of the business day on May 3. To listen, please dial (888) 203-1112 and enter 7141133 when prompted for the access code.

We appreciate your interest in Alfa Corporation and hope that providing this opportunity to review the quarterly results with management will prove useful to your ongoing coverage of the company.

Alfa Corporation

Investor Supplement

First Quarter 2006

This Investor Supplement is for informational purposes only. The consolidated financial statements and financial exhibits included herein are unaudited. These consolidated financial statements and exhibits should be read in conjunction with the consolidated financial statements and notes thereto included in Form 10-K.

Measures used in these financial statements and exhibits that are not based on generally accepted accounting principles (“non-GAAP”) are denoted with an asterisk (*) the first time they appear. These measures are defined on the page “Definitions of Non-GAAP, GAAP and Operating Measures” and are reconciled to the most directly comparable GAAP measure herein.

ALFA CORPORATION

PROPERTY/CASUALTY SEGMENT (UNAUDITED)

(in thousands, except ratios and per share data)

	Three Months Ended March 31,			Ratios
	2006	2005	% Change	2006	2005
INCOME STATEMENT
Revenues
Automobile Premiums	$92,499	$81,454	13.6
Homeowner Premiums	51,509	48,298	6.6
Other Premiums	3,408	3,029	12.5

Total Premiums - Property and Casualty Insurance	147,416	132,781	11.0	100.0%	100.0%
Net Investment Income	9,679	9,311	4.0
Other Income	3,414	1,896	80.1

Total Revenues	160,509	143,988	11.5
Benefits, Losses and Expenses
Incurred Losses (Non-storm)	82,009	76,444	7.3	55.6%	57.6%
Incurred Losses (Storm)	9,912	11,635	(14.8)	6.7%	8.8%
Loss Adjustment Expense	7,044	4,559	54.5	4.8%	3.4%

Total Benefits, Claims, Losses and Settlement Expenses	98,965	92,638	6.8	67.1%	69.8%
Amortization of Deferred Policy Acquisition Costs	27,780	23,362	18.9	18.8%	17.6%
Other Operating Expenses	13,767	8,985	53.2	9.3%	6.8%

Total Operating Expenses	41,547	32,347	28.4	28.1%	24.4%

Total Benefits, Losses and Expenses	140,512	124,985	12.4	95.2%	94.2%

Income Before Provision for Income Taxes	19,997	19,003	5.2
Provision For Income Taxes	5,134	3,503	46.6

Operating Income *	14,863	15,500	(4.1)
Realized Investment Gains (Losses), Net of Tax	(689)	215	(420.5)

Net Income	$14,174	$15,715	(9.8)

Operating Income Per Share - Diluted *	$0.18	$0.19	(4.6)
Net Income Per Share - Diluted	$0.17	$0.19	(10.3)

Operating Return on Equity*	18.4%	18.5%

Return on Equity*	18.2%	18.6%

Other Key Information
Earned Premium by Region
Alabama	$112,315	$108,365	3.6	76.2%	81.6%
Georgia	8,595	8,263	4.0	5.8%	6.2%
Mississippi	10,441	9,489	10.0	7.1%	7.2%
VA Mutual	5,329	5,311	0.3	3.6%	4.0%
Vision	10,736	1,353	693.5	7.3%	1.0%

Total Earned Premium	$147,416	$132,781	11.0	100.0%	100.0%

Incurred Losses by Region (Non-storm)
Alabama	$62,115	$60,563	2.6	55.3%	55.9%
Georgia	5,514	6,124	(10.0)	64.2%	74.1%
Mississippi	5,089	6,870	(25.9)	48.7%	72.4%
VA Mutual	2,494	2,013	23.9	46.8%	37.9%
Vision	6,797	874	677.7	63.3%	64.6%

Total Incurred Losses	$82,009	$76,444	7.3	55.6%	57.6%

Lapse Ratio: Preferred and Standard Classes *	3.43%	3.41%
Net Written Premium by LOB
Automobile	$108,589	$95,717	13.4
Homeowner	50,855	54,254	(6.3)
Other	4,535	4,353	4.2

Total Net Written Premium	$163,979	$154,324	6.3

Net Written Premium by Region
Alabama	$116,452	$112,314	3.7
Georgia	9,150	8,784	4.2
Mississippi	11,556	10,238	12.9
VA Mutual	4,425	15,295	(71.1)
Vision	22,396	7,693	191.1

Total Net Written Premium	$163,979	$154,324	6.3

Data may differ from actual due to rounding.

ALFA CORPORATION

LIFE SEGMENT (UNAUDITED)

(in thousands, except ratios and per share data)

	Three Months Ended March 31,			Ratios
	2006	2005	% Change	2006	2005
INCOME STATEMENT
Revenues
Traditional Life Insurance Premiums	$11,255	$10,574	6.4
Universal Life Policy Charges	5,392	5,082	6.1
Universal Life Policy Charges - COLI	1,699	1,559	9.0
Interest-sensitive Life Policy Charges	2,741	2,689	1.9
Group Life Insurance Premiums	491	517	(5.0)

Total Premiums and Policy Charges - Life Insurance	21,578	20,421	5.7	100.0%	100.0%
Net Investment Income	13,590	12,227	11.1
Other Income	—	—	0.0

Total Revenues	35,168	32,648	7.7
Benefits, Claims, Losses and Settlement Expenses	19,981	18,383	8.7	92.6%	90.0%
Dividends to Policyholders	1,115	1,077	3.5	5.2%	5.3%
Amortization of Deferred Policy Acquisition Costs	2,945	2,474	19.0	13.6%	12.1%
Other Operating Expenses	4,015	2,990	34.3	18.6%	14.6%

Total Benefits, Losses and Expenses	28,056	24,924	12.6	130.0%	122.0%

Income Before Provision for Income Taxes	7,112	7,724	(7.9)
Provision For Income Taxes	2,234	2,610	(14.4)

Operating Income	4,878	5,114	(4.6)
Realized Investment Gains, Net of Tax	771	511	50.9

Net Income	$5,649	$5,625	0.4

Operating Income Per Share - Diluted	$0.06	$0.06	(5.1)
Net Income Per Share - Diluted	$0.07	$0.07	(0.1)

Operating Return on Equity	7.1%	7.2%

Return on Equity	8.5%	8.5%

Other Key Information (all information presented on a STAT-basis)
Annualized New Business Premium by LOB
Traditional Life	$4,231	$2,005	111.0
Universal Life	1,106	1,384	(20.1)
Interest-sensitive Life	597	660	(9.5)

Total Issued New Business Premium by LOB	$5,934	$4,049	46.6

Annualized New Business Premium by Region
Alabama	$5,195	$3,503	48.3
Georgia	406	303	34.0
Mississippi	333	243	37.0

Total Issued New Business Premium by Region	$5,934	$4,049	46.6

Actual vs. Expected Mortality Ratio *	99%	90%
Persistency Ratio *	91.4%	91.3%

Data may differ from actual due to rounding.

ALFA CORPORATION

NONINSURANCE SEGMENT (UNAUDITED)

(in thousands, except ratios and per share data)

	Three Months Ended March 31,
	2006	2005	% Change
INCOME STATEMENT
Revenues
Equity Interest in MidCountry Financial (net of expense)	$514	$823	(37.5)
Loan Income (net of expense)	1,155	957	20.7
Other Net Investment Income	162	557	(70.9)

Total Net Investment Income	1,831	2,337	(21.7)
Fee/Commission Income - Agency Operations	10,810	6,375	69.6
Other Income	345	440	(21.6)

Total Other Income	11,155	6,815	63.7

Total Revenues	12,986	9,152	41.9
Benefits, Losses and Expenses
Claims and Settlement Expenses - Agency Operations	733	739	(0.8)
Other Operating Expenses - Loan/Lease Operations	1,274	1,693	(24.7)
Other Operating Expenses - Agency Operations	9,044	5,511	64.1
Other Operating Expenses - Other Operations	345	(47)	834.0

Total Benefits, Losses and Expenses	11,396	7,896	44.3

Income Before Provision for Income Taxes	1,590	1,256	26.6
Provision For Income Taxes	589	374	57.5

Operating Income	1,001	882	13.5
Realized Investment Gains (Losses), Net of Tax	—	—	0.0

Net Income	$1,001 $	882	13.5

Operating Income Per Share - Diluted	$0.01	$0.01	12.9
Net Income Per Share - Diluted	$0.01	$0.01	12.9

Operating Return on Equity	0.1%	-0.1%

Return on Equity	0.1%	-0.1%

Other Key Information

	3/31/06	3/31/05	% Change
Alfa Financial Corporation:
Loan Portfolio	$127,210	$113,060	12.5
Loan Portfolio Yield *	7.51%	6.97%
Loan Gross Charge-offs	$172	$166
Loan Net Charge-offs	$134	$136
Loan Delinquency Ratio *	1.12%	1.07%
MidCountry Financial Corporation:
Carrying Value (43% and 43% ownership at 3/31/06 and 3/31/05, respectively)	$53,910	$52,747	2.2
Equity in Net Earnings	$514	$823	(37.5)
Return on Carried Value *	3.8%	6.3%

Data may differ from actual due to rounding.

ALFA CORPORATION

CORPORATE SEGMENT AND ELIMINATIONS (UNAUDITED)

(in thousands, except ratios and per share data)

	Three Months Ended March 31,
	2006	2005	% Change
INCOME STATEMENT
Revenues
Investment Loss	$(201)	$(391)	48.6
Interest Expense	(923)	(504)	(83.1)

Total Net Investment Loss	(1,124)	(895)	(25.6)
Other Income	(7,199)	(1,622)	(343.8)

Total Revenues	(8,323)	(2,517)	(230.7)
Benefits, Losses and Expenses
Claims and Settlement Expenses	(859)	(32)	(2,584.4)
Amortization of Deferred Policy Acquisition Costs	—	—	0.0
Other Operating Expenses	(6,408)	(1,836)	(249.0)

Total Benefits, Claims, Losses and Settlement Expenses	(7,267)	(1,868)	(289.0)

Loss Before Provision for Income Taxes	(1,056)	(649)	(62.7)
Provision For Income Taxes	(370)	—	(100.0)

Operating Income (Loss)	(686)	(649)	(5.7)
Realized Investment Gains (Losses), Net of Tax	—	—	0.0

Net Income (Loss)	$(686)	$(649)	(5.7)

Operating Income (Loss) Per Share - Diluted	$(0.01)	$(0.01)	(5.1)
Net Income (Loss) Per Share - Diluted	$(0.01)	$(0.01)	(5.1)

Data may differ from actual due to rounding.

ALFA CORPORATION

INVESTMENT PORTFOLIO

(in thousands, except ratios and per share data)

		Three Months Ended March 31,
		2006	2005	% Change
Alfa Corporation Consolidated Investment Portfolio - Other Key Information

					Yields
					2006	2005
Net Investment Income and Pre-tax Yield:
Fixed Income Securities		$19,458	$18,700	4.1	5.6%	5.7%[1]
Equity Securities		964	550	75.3	3.6%	2.2%
Collateral Loans		2,343	1,920	22.0
Commercial Leases		48	1,576	(97.0)
Other Investment Income		5,846	4,996	17.0
Interest Expense		(3,422)	(2,326)	(47.1)
Investment Expenses		(1,261)	(2,436)	48.2

Total Net Investment Income		$23,976	$22,980	4.3

		3/31/06	12/31/05
Investment Portfolio Composition:
Fixed Income Securities, by Rating:[2]
NAIC Rated	Moody’s Rated
1	Aaa/Aa/A	$1,323,292	$1,288,015	2.7
2	Baa	92,806	105,351	(11.9)
3	Ba	20,947	21,959	(4.6)
4	B	3,000	4,471	(32.9)
5	Caa	—	—	0.0
6	In or near default	—	—	0.0

Total Fixed Income Securities		1,440,045	1,419,796	1.4
Equity Securities		113,497	107,020	6.1
Collateral Loans		127,461	124,667	2.2
Commercial Leases		2,049	2,515	(18.5)
Other Invested Assets		371,220	347,382	6.9

Total Investment Portfolio		$2,054,272	$2,001,380	2.6

[1]	Yield on Fixed Income Securities is calculated as annualized income divided by the average of the beginning and end of period amortized investment balances for the same 12-month period, which exclude unrealized investment gains and losses.

[2]	Investment Portfolio Composition values for Fixed Income Securities are based on fair value for available for sale securities and amortized value for held for investment securities.

Data may differ from actual due to rounding.

ALFA CORPORATION

QUARTERLY FINANCIAL SUPPLEMENT

March 31, 2006 (Unaudited)

Additional Information

	02:1Q	02:2Q	02:3Q	02:4Q	2002
Pretax P&C Net Investment Income	7,747,433	8,375,695	7,176,169	7,134,749	30,434,046
Pretax P&C Operating Income	17,393,023	14,283,409	13,309,248	19,211,125	64,196,805
P&C Statutory Invested Assets	562,536,805	587,045,896	592,330,618	598,545,022
P&C Statutory Surplus	276,936,440	274,268,630	285,198,181	291,296,304
P&C Loss & LAE Reserves	140,547,346	144,370,368	145,867,486	145,808,225
Pretax Life Net Investment Income	11,482,042	11,673,726	12,057,548	12,076,982	47,290,298
Pretax Life Operating Income	6,038,921	6,493,899	6,928,507	6,748,195	26,209,522
Life Statutory Invested Assets	731,033,090	737,560,100	735,098,205	749,891,687
Life Statutory Surplus	141,999,217	133,026,858	127,697,259	132,468,334

	03:1Q	03:2Q	03:3Q	03:4Q	2003
Pretax P&C Net Investment Income	6,910,185	7,653,547	7,423,546	6,516,131	28,503,409
Pretax P&C Operating Income	20,276,043	16,813,874	16,415,815	16,120,258	69,625,990
P&C Statutory Invested Assets	619,015,221	626,103,044	640,677,141	643,775,395
P&C Statutory Surplus	300,514,053	308,384,829	314,946,117	323,362,342
P&C Loss & LAE Reserves (1)	144,689,722	145,691,012	147,585,697	139,589,753
Pretax Life Net Investment Income	11,534,769	10,948,305	10,843,170	11,408,366	44,734,610
Pretax Life Operating Income	5,630,299	6,071,633	5,514,256	9,528,981	26,745,169
Life Statutory Invested Assets	771,143,631	809,472,299	808,833,684	823,345,514
Life Statutory Surplus	127,075,494	130,374,293	133,237,013	144,834,065

	04:1Q	04:2Q	04:3Q	04:4Q	2004
Pretax P&C Net Investment Income	7,422,200	7,529,905	8,148,041	11,646,118	34,746,264
Pretax P&C Operating Income	26,792,114	19,926,490	21,346,862	22,743,798	90,809,264
P&C Statutory Invested Assets (2)	663,386,315	668,080,084	722,795,981	716,630,234
P&C Statutory Surplus	335,394,591	343,130,340	340,815,304	369,838,232
P&C Loss & LAE Reserves (1)	144,839,184	144,417,593	151,118,973	150,856,684
Pretax Life Net Investment Income	11,464,207	12,070,627	13,044,596	12,549,202	49,128,632
Pretax Life Operating Income	6,101,031	4,881,196	5,704,300	8,778,931	25,465,458
Life Statutory Invested Assets	850,439,601	865,246,778	876,301,256	890,441,591
Life Statutory Surplus	147,078,186	149,627,085	151,079,986	161,992,039

	05:1Q	05:2Q	05:3Q	05:4Q	2005
Pretax P&C Net Investment Income	9,310,764	8,926,932	11,232,799	10,729,178	40,199,673
Pretax P&C Operating Income	19,002,266	33,255,773	29,255,953	24,178,448	105,692,440
P&C Statutory Invested Assets (2)	705,855,331	715,563,873	720,574,977	733,114,630
P&C Statutory Surplus	372,285,887	385,401,304	398,052,284	407,475,146
P&C Loss & LAE Reserves (1)	145,569,327	141,926,723	149,282,527	157,988,560
Pretax Life Net Investment Income	12,226,938	13,061,800	12,661,842	13,012,004	50,962,584
Pretax Life Operating Income	7,722,260	7,001,604	6,004,445	9,749,301	30,477,610
Life Statutory Invested Assets	923,042,022	932,889,527	957,943,993	957,658,384
Life Statutory Surplus	163,786,697	167,102,347	171,890,971	177,189,239

	06:1Q	06:2Q	06:3Q	06:4Q	2006
Pretax P&C Net Investment Income	9,678,917				9,678,917
Pretax P&C Operating Income	19,996,255				19,996,255
P&C Statutory Invested Assets (2)	781,525,886
P&C Statutory Surplus	410,789,564
P&C Loss & LAE Reserves (1)	163,390,031
Pretax Life Net Investment Income	13,590,101				13,590,101
Pretax Life Operating Income	7,113,633				7,113,633
Life Statutory Invested Assets	1,002,957,159
Life Statutory Surplus	182,409,009

(1)	P&C Loss & LAE Reserves for fourth quarter 2003, fourth quarter 2004 and periods beginning in 2005 include salvage and subrogation receivables.

(2)	P&C Statutory Invested Assets for fourth quarter 2004 and periods beginning in 2005 reflect a reclassification of premium installment plan receivables into Accounts Receivable.

Definitions of Non-GAAP, GAAP and Operating Measures

Management believes that disclosure of the following non-GAAP financial measures provides investors with meaningful tools to assess the Company’s ongoing operations. Our methods of calculating these measures may differ from those used by other companies, thereby limiting comparability.

Operating Income is defined as net income excluding realized investment gains and losses, net of applicable taxes. Management uses operating income as a measure of the Company’s ongoing profitability since it eliminates the effect of securities market volatility from earnings.

Operating Income per Share is defined as operating income divided by the weighted average shares outstanding for the reporting period. Management uses operating income per share as a measure of the Company’s ongoing profitability since it eliminates the effect of securities market volatility from earnings.

Operating Return on Equity (Current Period) is defined as operating income for the trailing 12-month period divided by the simple average of the beginning and ending stockholders’ equity of the same 12-month period.

Operating Return on Equity (Prior Period) is defined as operating income for the prior year divided by the simple average of the beginning and ending stockholders’ equity of the same 12-month period.

Return on Equity (Current Period) is defined as net income for the trailing 12-month period divided by the simple average of the beginning and ending stockholders’ equity of the same 12-month period.

Return on Equity (Prior Period) is defined as net income for the prior year divided by the simple average of the beginning and ending stockholders’ equity of the same 12-month period.

Management uses the following GAAP ratios to measure the Company’s ongoing operations. They are calculated as follows:

Loss Ratio is defined as incurred losses divided by earned premiums.

Loss Adjustment Expense Ratio is defined as loss adjustment expenses divided by earned premiums.

Operating Expense Ratio is defined as total operating expenses divided by earned premiums.

Combined Ratio is defined as the sum of the loss ratio, the loss adjustment expense ratio and the expense ratio or the sum of incurred losses, loss adjustment expenses and total operating expenses divided by earned premiums.

Management uses the following operating statistics to measure components of the Company’s ongoing operations. They are calculated as follows:

Lapse Ratio is defined as the number of policies lapsing as a percentage of billings produced during a stated time period.

Actual vs. Expected Mortality Ratio is defined as benefit payments divided by the actuarially estimated benefit payments for the stated time period.

Persistency Ratio is defined as the annualized premium of policies in force at the end of the period as a percentage of the annualized premium paid at the end of the period.

Loan Portfolio Yield is defined as annualized interest income divided by the loan portfolio balance.

Loan Delinquency Ratio is defined as the amount of loans 30 or more days past due divided by the loan portfolio balance.

Return on Carried Value is defined as equity in net earnings divided by the simple average of beginning and end of period carrying value.

Certain amounts in prior periods have been reclassified to conform to the presentation adopted in the current period. Such reclassifications did not impact earnings.